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                                                                     EXHIBIT 2.2
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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         AMENDMENT dated as of May 30, 1996, among MediSense, Inc., a Massachusetts corporation (the "Company"), Abbott Laboratories, an Illinois corporation ("Parent"), AAC Acquisition, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Acquisition") and AAC Merger, Inc., a Massachusetts corporation and a wholly owned subsidiary of Acquisition ("AAC Merger").

         WHEREAS, Parent, Acquisition, AAC Merger and the Company wish to amend the Agreement and Plan of Merger dated as of March 29, 1996 among Parent, Acquisition and the Company (the "Merger Agreement") to provide that AAC Merger will be merged with and into the Company;

         WHEREAS, the respective Boards of Directors of the Company, Acquisition and AAC Merger have each approved this Amendment and the transactions contemplated hereby, including the merger of AAC Merger with and into the Company in accordance with the General Laws of the Commonwealth of Massachusetts ("Massachusetts Law") upon the terms and subject to the conditions set forth in the Merger Agreement as amended by this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Acquisition and AAC Merger hereby agree as follows;



1. The term "Merger" as used in the Merger Agreement shall be deemed to mean the merger of AAC Merger with and into the Company.

2. Section 2.1 of the Merger Agreement is hereby restated in its entirety as follows:

                  Section 2.1 THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and Massachusetts Law, AAC Merger shall be merged with and into the Company whereupon the separate corporate existence of AAC Merger shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At Acquisition's option, the Merger may be structured so that any direct or indirect subsidiary of Parent is merged with and into the Company.

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         In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

3. Section 2.3 of the Merger Agreement is hereby restated in its entirety as follows:

                  Section 2.3 EFFECTS OF THE MERGER; SUBSEQUENT ACTIONS. (a) The Merger shall have the effects set forth in Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and AAC Merger shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and AAC Merger shall become the debts, liabilities and duties of the Surviving Corporation.

                           (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or AAC Merger acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or AAC Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

4. Section 2.4 of the Merger Agreement is hereby restated in its entirety as follows:

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                  Section 2.4 ARTICLES OF ORGANIZATION; BY-LAWS. (a) Subject to
         Section 6.5, at the Effective Time, the Articles of Organization of AAC Merger in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Corporation until amended in accordance with applicable law; PROVIDED, however, that at the Effective Time, Article I of the Articles of Organization of the Surviving Corporation shall be amended to read as follows: "The name by which the corporation shall be known is MediSense, Inc."
                           (b) The By-Laws of AAC Merger in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

                           (c) The Articles of Organization of the Surviving Corporation shall state that the purpose of the Surviving Corporation shall be to carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under Massachusetts Law. The Surviving Corporation initially shall be authorized to issue up to 1,000 shares of its common stock, par value $0.01 per share.

5. Section 2.7 of the Merger Agreement is hereby restated in its entirety as follows:

                  Section 2.7 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, AAC Merger, the Company or the holder of any of the following securities:

                           (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.7(b) hereof and Dissenting Shares (as defined in Section 3.1)), shall by virtue of the Merger and without any action on the part of the holder thereof be cancelled and extinguished and be converted into the right to receive an amount equal to the Per Share Amount (the "Merger Consideration").

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                           (b) Each Share issued and outstanding immediately
         prior to the Effective Time and owned by Parent, Acquisition, AAC Merger or any direct or indirect subsidiary of Parent, Acquisition or AAC Merger, or which is held in the treasury of the Company or any of its subsidiaries, shall be cancelled and retired and no payment of any consideration shall be made with respect thereto.

                           (c) Each share of common stock, par value $0.01 per share, of AAC Merger issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

6. Section 2.10 of the Merger Agreement is hereby restated in its entirety as follows:

                  Section 2.10 STOCKHOLDERS' MEETING. If approval by the Company's stockholders is required by applicable law to consummate the Merger, the Company, acting through the Board, shall in accordance with applicable law and subject to the fiduciary duties of the Board under applicable law (as determined in good faith after consultation with independent counsel), as soon as practicable following the consummation of the Offer:

                           (a) duly call, give notice of, convene and hold an
                  annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement;

                           (b) include in the Proxy Statement (as defined in
                  Section 4.7) the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby; and

                           (c) use its reasonable best efforts (A) to obtain and
                  furnish the information

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                  required to be included by it in the Proxy Statement and,
                  after consultation with Parent, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the consummation of the Offer and
                  (B) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

                  At such meeting, Parent, Acquisition and AAC Merger will vote all Shares owned by them in favor of this Agreement and the transactions contemplated hereby.

7. Section 3.2 of the Merger Agreement is hereby amended by replacing subparagraph (b) of such section in its entirety with the following:

                  (b) When and as needed, Parent, Acquisition or AAC Merger shall deposit, or cause to be deposited, in trust with the Paying Agent the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 2.7(a) hereof.

8. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that State.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

10. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

[CORPORATE SEAL]                            ABBOTT LABORATORIES


Attest by: ____________________             By: _______________________
           Title:                               Title:


Attest by: ____________________             By: _______________________
           Title:                               Title:


[CORPORATE SEAL]                            AAC ACQUISITION, INC.


Attest by: ____________________             By: _______________________
           Title:                               Title:


Attest by: ____________________             By: _______________________
           Title:                               Title:


[CORPORATE SEAL]                            AAC MERGER, INC.


Attest by: ____________________             By: _______________________
           Title:                               Title:


Attest by: ____________________             By: _______________________
           Title:                               Title:


[CORPORATE SEAL]                            MEDISENSE, INC.


Attest by: ____________________             By: _______________________



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           Title:                               Title:


Attest by: ____________________             By: _______________________
           Title:                               Title:



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